UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14C Information

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

CHINA RENEWABLE ENERGY HOLDINGS, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title and class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:
$10,000

5)	Total fee paid:
$2.00

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CHINA RENEWABLE ENERGY HOLDINGS, INC.

  Room 802, Beautiful Group Tower,

74-77 Connaught Road Central,

Hong Kong

telephone (852)2384-6070

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NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

——————

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

__________, 2009

Dear Fellow Shareholder:

This notice and the accompanying information statement (the “Information Statement”) are being furnished to holders of the common stock, par value $0.001 per share (the “Common Stock”), of China Renewable Energy Holdings, Inc., a Florida corporation (“we”, “us”, “our” or the “Company”), to inform our shareholders that, on December 16, 2009, our Board of Directors unanimously approved, and the holders of a majority of our issued and outstanding shares of Common Stock consented in writing to, the sale of the shares of common stock of our wholly-owned subsidiary, China Clean & Renewable Energy Limited, a Hong Kong company (“CCRE”) which consists of substantially all of the assets of our company (the “Asset Sale”), to Triple Ace Co., Ltd, a British Virgin Islands corporation (“Triple Ace”).  The consent of the majority shareholders of our issued and outstanding shares of Common Stock will be effective 20 days from the date this Information Statement is first mailed to our shareholders.

The shareholder action by written consent was taken pursuant to Section 607.0821 of the Florida Business Corporations Act, which permits any action that may be taken at a meeting of the Company’s shareholders to be taken without a meeting upon the written consent of shareholders holding a majority of the votes necessary to authorize such action. Accordingly, your approval is not required and is not being sought.  Pursuant to Sections 607.1301 through 607.1333 of the Florida Business Corporation Act, non-consenting shareholders have the right to dissent from the Asset Sale; provided, however, that such non-consenting shareholders give written notice of dissent, as more particularly detailed in the accompanying Information Statement, within 20 days from the date of this notice.

This notice and the accompanying Information Statement are being furnished to the holders of our Common Stock pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including Regulation 14C, and in full satisfaction of any notice requirements that we may have under the Florida Business Corporation Act, to inform you of these actions prior to their taking effect.  In accordance with Rule 14c-2 under the Exchange Act and the Florida Business Corporation Act, the actions approved by the written consent may be effected no sooner than 20 calendar days following the mailing of this notice and the accompanying Information Statement, as such we anticipate that the Asset Sale will become effective on or before ___________, 2010.

The accompanying Information Statement and the attached documents provide you with detailed information about the Asset Sale.  Please read these documents carefully in their entirety.  You may also obtain information about us from publicly available documents that have been filed with the U.S. Securities and Exchange Commission (the “SEC”) and may be accessed through the SEC’s website at www.sec.gov.

By order of the Board of Directors

By:	/s/ Allen Huie
Allen Huie
Chairman of the Board of Directors

TABLE OF CONTENTS

Summary Term Sheet	2
Forward-Looking Statements	4
Transaction Information	4
Security Ownership of Certain Beneficial Owners and Management	9
Where to Find Additional Information	10

Exhibit A – Stock Purchase Agreement
Exhibit B – Sections 607.1301 through 607.1333 of the Florida Business Corporation Act
Exhibit C – Notice of Appraisal Rights
Exhibit D – Demand for Payment
Exhibit E – Fairness Opinion

CHINA RENEWABLE ENERGY HOLDINGS, INC.

  Room 802, Beautiful Group Tower,

74-77 Connaught Road Central,

Hong Kong

telephone (852) 2384-6070

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INFORMATION STATEMENT

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WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being furnished on or about _________, 2010 to the holders of record of the common stock, par value $0.001 per share (the “Common Stock”), of China Renewable Energy Holdings, Inc., a Florida corporation (“we”, “us”, “our”, the “Company” or “CREH”), as of the close of business on December 16, 2009 (the “Record Date”), to inform our shareholders that on the Record Date our board of directors (the “Board of Directors”) unanimously approved, and the holders of a majority of our issued and outstanding shares of Common Stock (the “Majority Shareholders”) consented in writing to, the sale of the shares of common stock of our wholly-owned subsidiary China Clean & Renewable Energy Limited, a Hong Kong company (“CCRE”) which consists of substantially all of the assets of our company (the “Asset Sale”), to Triple Ace Co., Ltd, a British Virgin Islands corporation (“Triple Ace”) pursuant to the terms and condition of the Stock Purchase Agreement by and between the parties (the “Stock Purchase Agreement”), as further described in this Information Statement. Together, such consents constitute the approval required by the Florida Business Corporation Act to effect the actions described in this Information Statement.  Accordingly, the actions will not be submitted to our remaining shareholders for a vote.

This Information Statement is being furnished to the holders of our Common Stock solely to provide you with certain information concerning the Asset Sale prior to its taking effect, in accordance with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including Regulation 14C, and in full satisfaction of any notice requirements that we may have under the Florida Business Corporation Act.

The date of this Information Statement is __________, 2010.

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

We will only deliver one Information Statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  We will promptly deliver a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

China Renewable Energy Holdings, Inc.

  Room 802, Beautiful Group Tower,

74-77 Connaught Road Central,

Hong Kong

telephone (852) 2384-6070

Outstanding Shares, Voting and Appraisal Rights

Our Common Stock is traded in the over-the-counter market on the OTC Bulletin Board under the symbol “CREO”.

As of the Record Date we had 61 shareholders of record and 110,000,000 authorized shares of capital stock, of which 100,000,000 are designated as Common Stock and 10,000,000 are designated as “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock”).

Pursuant to the Florida Business Corporation Act, approval by the holders of at least a majority of our issued and outstanding Common Stock is required to effect the Asset Sale described in this Information Statement.

There were 24,580,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding as of the Record Date. Therefore, as of the Record Date, 12,290,000 shares of Common Stock were required to approve the Asset Sale.  Our Common Stock holds voting rights of one vote per share and is entitled to dividends, when and if declared, out of funds legally available therefor.  We have not issued or declared any dividends and the payment of dividends, if any, in the future is within the discretion of our Board of Directors and will depend upon our earnings, capital requirements, financial condition and other relevant factors.

A majority of the holders of our shares of Common Stock (“Majority Shareholders”) voted in favor of the Asset Sale by a written consent dated as of the Record Date, pursuant to Section 607.0704 of the Florida Business Corporation Act.  The Majority Shareholders are entitled to vote 22,195,800 shares of Common Stock, which represents approximately 91% of the Common Stock that was issued and outstanding as of the Record Date.  As a result of the action of the Majority Shareholders, proxies will not be solicited and no additional vote shall be taken on the Asset Sale.

Pursuant to Sections 607.1301 through 607.1333 of the Florida Business Corporation Act, shareholders who did not consent to the Asset Sale have the right to dissent therefrom and to be paid the fair value of their shares of Common Stock.  If you elect to dissent from the Asset Sale you must notify the Company in writing within 20 calendar days of the date of this Information Statement of your intent to dissent from the Asset Sale and to demand payment for your shares of Common Stock.  If you follow the requirements of Sections 607.1301 through 607.1333 of the Florida Business Corporation Act, a copy of which is attached hereto as Exhibit B, you will be entitled to receive the fair value of your shares of Common Stock in cash in exchange for the cancellation of your shares if the Asset Sale is completed. Any shareholder who does not strictly comply with the requirements of the Florida Business Corporation Act will lose their entitlement to payment for their shares of Common Stock and will remain a shareholder of the Company.

SUMMARY TERM SHEET

The following section contains a summary of the material terms of the Asset Sale and the related Stock Purchase Agreement, which is the main legal document governing the rights and obligations of the parties.  This summary, however, does not purport to be complete and is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Information Statement, as well as the complete text of the Stock Purchase Agreement which is attached as Exhibit A to this Information Statement and incorporated herein by reference.  We urge you to read the full text of the Stock Purchase Agreement because it is a legal document that governs the Asset Sale.  The page numbers referenced below opposite the subheadings are to the page number of the Stock Purchase Agreement.

The Parties (page 1)

The parties to the transaction are our Company and Triple Ace.

The Asset Sale (pages 1 and 2)

We have agreed to sell to Triple Ace, and Triple Ace has agreed to purchase, the shares of common stock of our wholly-owned subsidiary CCRE which consist of substantially all of the assets of our Company.

The Purchase Price (page 2)

In consideration of the Asset Sale, Triple Ace will pay us $10,000.

Closing Date (page 9)

Assuming the satisfaction or waiver of the conditions to completing the Asset Sale, the Closing Date is estimated to be on or about _____________, 2010 (the “Closing Date”).

Reasons for the Asset Sale

We believe that by consummating the Asset Sale we will be in a stronger financial position and better able to conduct our initial business plan of providing consulting services in the carbon emission reductions market for renewable energy pursuant to clean development mechanism projects under the Kyoto Protocol, and other prospective related business.

Conditions to Completing the Asset Sale (pages 9 through 10)

Our obligation to consummate the Asset Sale is subject to certain closing conditions, including that no more than 10% of the shares entitled to vote at a shareholders meeting of our Company shall have exercised dissenter’s rights and CREH shall have filed all reports and documents required pursuant to the Exchange Act.

Consequences to Shareholders

Our shareholders will not receive any cash, stock or other property in connection with or as a result of the Asset Sale.

Interests of Directors and Management in the Asset Sale (page 1)

None of our officers or directors has a personal or business relationship with Triple Ace or any of its affiliates.  In addition, none of our officers or directors has any interest in the Asset Sale other than as shareholders of the Company and except for the loans payable by CCRE to Mr. Allen Huie, our Chief Executive Officer, in the aggregate amount of US$154,156.

Valuation Report  (page 1)

CCRE and its wholly-owned subsidiaries Renewable Energy Enterprises (Shanghai) Company, Ltd., a company formed under the laws of the Peoples Republic of China (“REESC”), and EEP Ltd., a company formed under the laws of Hong Kong (“EEP” and, collectively with REESC, the “CCRE Subsidiaries”) have received a Valuation Report dated December 2, 2009 (the “Valuation Report”) from Chan Man Fai, Certified Public Accountant that served as our financial advisor with respect to the Asset Sale (“Chan Man Fai”), which estimated the value of CCRE as of December 2, 2009 to be negative $75,300 based in part on the value of the assets of CCRE and the CCRE Subsidiaries compared to the liabilities and obligations, past, current, contingent or otherwise of CCRE and the CCRE Subsidiaries.  These obligations include, but are not limited to, (i) US$96,772 due and owing to Triple Ace, (ii) an aggregate of US$154,156 due and owing to Mr. Huie, and (iii) the outstanding contingent liability of US$800,000 to satisfy the registered capital requirement for REESC.

Fairness Opinion of the Company’s Financial Advisor (page 1)

Chan Man Fai rendered a written fairness opinion (the “Fairness Opinion”) to the Company’s Board of Directors as to the fairness, from a financial point of view, of the purchase price to be received by the Company in the Asset Sale, as of December 4, 2009.  The summary of the Fairness Opinion is qualified in its entirety by reference to the full text of the Fairness Opinion, a copy of which is included as Exhibit E to this Information Statement, which sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Chan Man Fai in preparing its opinion.

Approval of the Independent Committee of the Board of Directors and Recommendation to the Board of Directors (page 1)

After careful consideration, based on the factors and other matters described elsewhere in this Information Statement, an independent committee (the “Independent Committee”) of the Board of Directors which was comprised of our independent director concluded that the Asset Sale, is advisable and fair to and in the best interests of the Company and our shareholders, and on December 16, 2009, the Board voted unanimously in favor of the Asset Sale.

Approval of the Board of Directors (page 1)

On December 16, 2009, the Board of Directors voted unanimously in favor of the Asset Sale.

Shareholder Vote Required (page 9)

Approval of the Asset Sale requires approval by the holders of at least a majority of our issued and outstanding shares of Common Stock.  The Majority Shareholders have consented in writing to the Asset Sale.  The approval by the Majority Shareholders is sufficient to obtain the shareholder vote necessary to approve the Asset Sale without the approval of any other shareholder.

Dissenters’ Rights

Any shareholder of the Company who did not consent to the Asset Sale has the right to dissent from the Asset Sale.  The rights of dissenting shareholders are set forth in Sections 607.1301 through 607.1333 of the Florida Business Corporation Act, a copy of which is attached hereto as Exhibit B.  The notice of appraisal pursuant to Florida Statutes is attached hereto as Exhibit C.  Any shareholder who wishes to dissent from the Asset Sale must file a demand for payment (the “Demand for Payment”) with the Company within 20 days from ________, 2010, the date of the Notice to Shareholders.  The form of Demand for Payment which may be given by non-consenting shareholders is attached hereto as Exhibit D.

FORWARD-LOOKING STATEMENTS

This Information Statement, as well as other public documents and statements of the Company referred to herein, may contain certain forward-looking statements that involve risks and uncertainties, which are based upon the beliefs of, and information currently available to, the Company’s management, as well as estimates and assumptions made by the Company’s management regarding its financial condition, future operating performance, results of operations and other statements that are not statements of historical fact. The words “expect”, “project”, “estimate”, “believe”, “anticipate”, “intend”, “plan”, “forecast” or the negative of these terms and similar expressions and variations thereof are intended to identify such forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary significantly from those anticipated, believed, estimated, expected, intended or planned.

TRANSACTION INFORMATION

The Asset Sale

On December 16, 2009, we entered into the Stock Purchase Agreement with Triple Ace pursuant to which Triple Ace agreed to purchase all of the issued and outstanding shares of our wholly-owned subsidiary, CCRE, which consist of substantially all of our assets for $10,000.  This transaction constitutes the Asset Sale.

The Parties

China Renewable Energy Holdings, Inc.

CREH is a Florida corporation and a holding company for CCRE.  All of our business is conducted in CCRE and/or the CCRE Subsidiaries. CCRE is focused on the marketing and distribution of energy efficient and environmentally friendly products in the China markets and globally.

We maintain our principal place of business at Room 802, Beautiful Group Tower, 74-77 Connaught Road Central, Hong Kong.  Our telephone number is 852-2384-6070.

Triple Ace Co., Ltd.

Triple Ace is a private firm that provides investment funding and financing to small to medium enterprises that conduct business in Hong Kong and China.  Triple Ace is a principal creditor of CCRE in the amount of HK$750,000 (US$96,772).

Triple Ace’s principal place of business is Tropic Isles Building, PO Box 438, Road Town, Tortola, British Virgin Island.  Triple Ace’s telephone number is 852-2384-1693.

Reasons for the Asset Sale

Our business plan was originally to provide consulting of renewable energy projects under the Clean Development Mechanism under the Kyoto Protocol.  Because of changed market conditions, in December 2008 we changed our business focus to mainly provide marketing and distribution of energy efficient products in China and globally.  This business was conducted by our wholly owned subsidiary, CCRE.  This change in business focus unfortunately coincided with the global credit crisis.  As a result, CCRE has operated in a loss for the past year, and with tightening credit, CCRE remains challenged from a cash flow perspective. Due to  the foregoing and our limited options , our Board of Directors deemed it advisable and in the best interests of the Company and our shareholders to enter into the Asset Sale with Triple Ace, a principal creditor of CCRE.  Our Board of Directors believes the Asset Sale will put the Company in a stronger financial position to conduct its initial business plan of providing consulting services in the carbon emission reductions market for renewable energy pursuant to clean development mechanism projects under the Kyoto Protocol, as well as investment opportunities and other prospective related business.

The Purchase Price

On the Closing Date, in consideration of the Asset Sale, Triple Ace will pay us $10,000.

Closing Date and Closing Costs

Assuming the satisfaction or waiver of the conditions to completing the Asset Sale described below, the Closing Date is estimated to be on or about ________, 2010.  If the Closing Date does not occur on or prior to that date or if any of the conditions to the closing are not satisfied on or prior to that date, we shall have the right to terminate the Stock Purchase Agreement.

In connection with the consummation of the Asset Sale, we will pay all applicable transfer taxes, franchise fees and other costs, fees and expenses associated with the sale and assignment of the assets.

Conditions to Completing the Asset Sale

Our and Triple Ace’s obligation to consummate the Asset Sale are subject to certain closing conditions, including, that:

•

the representations and warranties of each respective party will be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time,

•

Triple Ace and CREH, respectively, shall have performed all agreements and satisfied all conditions required to be performed or satisfied by it at or prior to the Closing Date,

•

no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Stock Purchase Agreement,

•

neither Triple Ace nor CREH, respectively, shall have suffered a Material Adverse Effect, as that term is defined in the Stock Purchase Agreement,

•

the holders of at least a majority of the outstanding shares of CREH entitled to vote at a shareholders meeting shall have affirmatively voted their shares in favor of consummation of the transactions contemplated by the Stock Purchase Agreement,

•

upon the filing of the definitive Schedule 14C Information Statement with the SEC in connection with the Asset Sale, CREH shall deliver to each of CREH’s shareholders, other than the Majority Shareholders who approved the Asset Sale by written consent, who entitled to notice of and to vote at a shareholders meeting (i) a copy of the Schedule 14C filed in connection with the Stock Purchase Agreement and (ii) a copy of the dissenter’s rights statute of the State of Florida in a manner that complies with the corporate laws of the State of Florida,

•

no more than 10% of the shares entitled to vote at a shareholders meeting of CREH shall have exercised dissenter’s rights,

•

CREH shall have filed all reports and documents required pursuant to the Exchange Act, including a definitive Schedule 14C Information Statement with the SEC in connection with the Asset Sale and the approval by the holders of a majority of the issued and outstanding voting capital stock of CREH, and

•

Triple Ace and CREH, respectively, shall have delivered to the other party such other documents relating to the transactions contemplated by the Asset Sale as each party may reasonably request.

The Company and Triple Ace, respectively, have the right to terminate the Stock Purchase Agreement prior to or as of the Closing Date if the Company or Triple Ace, as the case may be, do not satisfy the Closing conditions.

Operations of the Company following the Asset Sale

As a result of the Asset Sale, on the Closing Date we will sell our wholly-owned subsidiary CCRE, and the CCRE Subsidiaries, to Triple Ace.  After the Closing Date, we intend to focus on providing consulting services for renewable energy projects.  In addition, we may also seek to invest in businesses or ventures that are engaged in the renewable energy business.  We have not identified any proposed investments at this time.

Consequences to Shareholders

Our shareholders will not receive any cash, stock or other property in connection with or as a result of the Asset Sale.  Our Common Stock will, subject to regulatory considerations, continue to be quoted on the OTC Bulletin Board after the Asset Sale and we will make reasonable efforts to continue to file all required reports with the SEC.

Interests of Directors and Management in the Asset Sale

None of our officers or directors has a personal or business relationship with Triple Ace or any of its affiliates.  In addition, none of our officers or directors has any interest in the Asset Sale other than as shareholders of the Company, except for Mr. Huie who is a creditor of CCRE in the aggregate amount of US$154,156, including (i) HKD$400,000 (US$51,612) which amount bears interest at a rate of 4% of which US$25,206 was due and payable on November 18, 2009 and US$25,206 which is due and payable on March 23, 2010, and (iv) RMB $700,000 (US$102,544) which amount does not bear interest and is due and payable April 29, 2010.

Valuation Report

CCRE and the CCRE Subsidiaries have received a Valuation Report dated December 2, 2009 from Chan Man Fai which estimated the value of CCRE as of December 2, 2009 to be negative $75,300 based in part on the value of the assets of CCRE and the CCRE Subsidiaries compared to the liabilities and obligations, past, current, contingent or otherwise of CCRE and the CCRE Subsidiaries, which include but are not limited to (i) US$96,772 due and owing to Triple Ace, (ii) a total of US$154,156 due and owing to Mr. Huie, and (iii) the outstanding contingent liability of US$800,000 to satisfy the registered capital requirement for REESC.

Opinion of the Company’s Financial Advisor

The Company engaged Chan Man Fai to render the Fairness Opinion with respect to the fairness, from a financial point of view, of the purchase price to be paid in connection with the Asset Sale.

On December 4, the Board of Directors received the Fairness Opinion of Chan Man Fai, to the effect that, based upon and subject to the various assumptions and limitations set forth in the written opinion, the purchase price to be received by the Company in the proposed Asset Sale was fair, from a financial point of view, to the Company.

The full text of Fairness Opinion of, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Chan Man Fai, is attached hereto as Exhibit E and is incorporated by reference.  We urge you to read this opinion carefully and in its entirety. The summary of the Fairness Opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.  Chan Man Fai’s analyses and opinion were prepared for and addressed to the Company and are directed only to the fairness, from a financial point of view, of the purchase price to be received by the Company, and do not constitute an opinion as to the merits of the Asset Sale or a recommendation to any shareholder as to how to act with respect to the Asset Sale.  The purchase price to be received by the Company was determined through negotiations between the Company and Triple Ace and not pursuant to recommendations of Chan Man Fai.

In arriving at the Fairness Opinion, Chan Man Fai performed an independent business valuation on CCRE.  In completing the independent business valuation, Chan Man Fai:

1.

Reviewed the audited financial statements and the unaudited consolidated financial statements of CCRE for the years ended December 31, 2006, 2007 and 2008.

2.

Reviewed the unaudited consolidated financial statements of CCRE for the nine-month period ended September 30, 2009, together with accounting and other records as of November 9, 2009.

3.

Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flows and assets of CCRE’s business.

4.

Conducted discussions with members of the management of CCRE and CREH concerning the business and prospects of CCRE.

5.

Compared the results of operations of CCRE’s business with that of certain companies which it deemed relevant.

6.

Conducted a financial review of the financial condition of CCRE with respect to its liquidity and capital position as of November 9, 2009.

7.

Compared the financial terms of the Asset Sale with the financial terms of certain other mergers and acquisitions which it deemed relevant.

8.

Reviewed the Stock Purchase Agreement and ancillary agreements thereto.

9.

Performed such other analyses and reviewed and analyzed such other information as Chan Man Fai deemed appropriate.

The summary of the analysis and results were documented in the independent business valuation which was concluded on December 2, 2009 and are included in the Fairness Opinion.

In rendering the Fairness Opinion, Chan Man Fai did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning CCRE, or the publicly available information regarding other companies. Chan Man Fai  assumed that all such financial and other information was accurate and complete. Chan Man Fai further relied on the assurances of CCRE and the Company’s management that they are not aware of any facts that would make such financial or other information inaccurate, incomplete or misleading.  With respect to forecasts and financial projections of CCRE provided by management, Chan Man Fai assumed, for the purpose of the Fairness Opinion, that the forecasts have been reasonably prepared on a basis reflecting the best available estimates and judgments of management at the time of their preparation as to the future performance of the business of the Company. Chan Man Fai further assumed, with our consent, that any material liabilities (contingent or otherwise, known or unknown) of the business were as set forth in the financial statements.

Material U.S. Federal Income Tax Consequences

The Asset Sale will be a taxable transaction for the Company, but our management has concluded that there will be no tax consequences to our shareholders in connection with the Asset Sale.

Regulatory Approvals

We are not aware of any United States federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the consummation of the Asset Sale.

Recommendation of the Independent Committee of the Board of Directors

Our Board of Directors established the Independent Committee, to, among other things, consider and evaluate the fairness to CREH and its shareholders of the Asset Sale and the consideration therefore, and to report its recommendation concerning the Asset Sale to the full Board of Directors. Mr. Nelson Poon, our independent director, was the sole member of the Independent Committee. Mr. Poon was selected based upon his status as non-employee and non-affiliate members of the Board. Based upon the Independent Committee’s research and evaluation of the Asset Sale, including the Fairness Opinion that the Consideration (as defined in the Stock Purchase Agreement) to be paid in the Asset Sale is fair, from a financial point of view, to the Company and its shareholders, the Independent Committee recommended that the Company’s Board of Directors approve and authorize the Asset Sale and the transactions contemplated by the Stock Purchase Agreement.

Approval of the Board of Directors

After careful analysis and consideration, based on the factors and other matters described elsewhere in this Information Statement, including the recommendation of the Independent Committee and the Fairness Opinion, our Board of Directors believes that the Asset Sale is advisable and fair to and in the best interests of the Company and our shareholders.  The Board of Directors unanimously approved, and recommended that our shareholders approve, the Asset Sale.

Shareholder Vote Required

Approval of the Asset Sale requires approval by the holders of at least a majority of our issued and outstanding shares of Common Stock.  The Majority Shareholders have consented in writing to the Asset Sale.  The approval by the Majority Shareholders is sufficient to obtain the shareholder vote necessary to approve the Asset Sale without the approval of any other shareholder.

Appraisal/Dissenters’ Rights

Any shareholder of the Company who did not consent to the Asset Sale has the right to dissent from the Asset Sale.  The rights of dissenting shareholders are set forth in Sections 607.1301 through 607.1333 of the Florida Business Corporation Act and are summarized herein.  Shareholders who did not consent to the Asset Sale should review carefully, alone or with their adviser, all of Sections 607.1303 through 607.1333, a copy of which is attached hereto as Exhibit B.  The form of Demand for Payment which may be given by non-consenting shareholders is attached hereto as Exhibit D.

A SHAREHOLDER WHO WISHES TO DISSENT FROM THE ASSET SALE MUST FILE WITH THE COMPANY, NO LATER THAN 20 DAYS FROM ______________, 2010, THE DATE OF THIS INFORMATION STATEMENT, A WRITTEN DEMAND FOR PAYMENT STATING THAT THE SHAREHOLDER INTENDS TO DEMAND PAYMENT FOR HIS SHARES IF THE ASSET SALE IS COMPLETED.

A shareholder who wishes to dissent is entitled to demand payment of the fair value of their shares. The Company believes that the proposed fair value of a share of Common Stock is $0.04.  If the holder believes that the proposed fair value payment of $0.04 per share does not accurately reflect that fair value, the shareholder shall notify the Company by giving the Company written notice in the demand for payment, substantially in the form attached as Exhibit D to the Information Statement, sent to the Company by first class mail, by reputable overnight business courier, or by hand to the principal business offices of the Company at Room 802, Beautiful Group Tower, 74-77 Connaught Road Central, Hong Kong, not later than _______, 2010. [607.1302, 607.1321(1)(a), 607.1322]

Any shareholder demanding payment of the fair value of shares must also deposit all certificates representing shares of Common Stock with the Company. The shares must be sent by first class mail, by reputable overnight business courier, or by hand to the Company, by the date referred to herein.[607.1323]

Any shareholder who does not timely demand payment of the fair value of such shareholder’s share or does not timely deposit all certificates representing shares of Common Stock with the Company as provided above will not be entitled to appraisal of such shareholder’s share under the dissenters’ rights provisions of the Florida Statutes. [607.1323(3)]

If the shareholder states on the form as attached as Exhibit D to the Information Statement that the shareholder accepts the offer of the Company to pay the Company’s estimated fair value for the shares, the Company shall make such payments to the shareholder within ninety days after the Company’s receipt of the form from the shareholder. [607.1324(1)]

The appraisal notice as provided for and described in Section 607.1322 of the Florida Statutes, must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must state, among other things, the corporation’s estimate of the fair value of the shares and an offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value. The appraisal notice must also be accompanied by financial statements of the corporation, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any. If the offer is not accepted, the shareholder may provide the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest. [607.1322]

If a demand for payment remains unsettled, the Company must commence a proceeding in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in the State of Florida within 60 days after receiving such demand, and petition the court to determine the fair value of the subject fractional share and accrued interest. If the Company fails timely to commence such a proceeding, any shareholder who has made a demand may commence the proceeding in the name of the corporation. [607.1330]

The costs of any such proceeding will be borne by the Company, except to the extent that the court finds the dissenting shareholder acted arbitrarily, vexatiously, or not in good faith in demanding payment, in which case the court may assess an equitable amount of such costs against the dissenting shareholder. The court may also assess the fees and expenses of counsel and experts to either party to any such proceeding against the other is such other party acted arbitrarily, vexatiously, or not in good faith in exercising its rights under the dissenters’ rights provisions of the Florida Statutes (or, in the case of the Company, if it did not substantially comply with the requirements of such provisions). [607.133d1]

The foregoing is a summary of material terms of the dissenters’ rights provisions of the Florida Statutes. It does not include or summarize all information regarding the rights of dissenting shareholders in connection with the Asset Sale. Shareholders are urged to read carefully the full text of such provisions which are attached hereto in order to understand the full extent of and any applicable limitations on such rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock, as of the Record Date, by:

•

each person known by us to be the beneficial owner of five percent (5%) or more of our outstanding shares of Common Stock;

•

each of our executive officers and directors; and

•

all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC.  To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.  Shares of Common Stock underlying derivative securities that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of Common Stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. As of the Record Date, there were 24,580,000 shares of Common Stock issued and outstanding.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership of Stock	Percentage of Class

Allen Huie (1)(2)(4)	8,132,800	33%
Wan Chin Tang(4)	230,000	*
Tim Leung Wong(4)	166,000	*
Nelson Poon	5,000	*
All officers and directors as a group (four persons)(1)(2)(3)(4)	8,533,800	35%
Allen Tat Yan Huie Charitable Remainder Trust (1)(4)	8,132,800	33%
Allen Huie Family Trust (2)(4)(5)	13,662,000	56%
Julie Yim G. Moy (3)(4)(5)	21,794,800	89%

* represents less than 1%

_________________________

(1)

Includes 8,321,800 shares held by Allen Tat Yan Huie Charitable Remainder Trust. Allen Huie and Julie Yim G. Moy, spouse of Mr. Allen Huie, our Chief Executive Officer, are the trustees and each exercise voting control and dispositive power over all of the shares beneficially owned by Allen Tat Yan Huie Charitable Remainder Trust.

(2)

Julie Yim G. Moy, the spouse of Allen Huie our Chief Executive Officer, King Keung Moy, and Debbie Moy are the trustees and each exercise voting control and dispositive power over all of the shares beneficially owned by the Allen Huie Family Trust. Mr. Huie disclaims any beneficial ownership of the shares of the Allen Huie Family Trust.

(3)

Includes shares beneficially owned by the Allen Huie Family Trust and the Allen Tat Yan Huie Charitable Remainder Trust which trusts Julie Yim G. Moy acts as trustee, along with other trustee as described under footnotes (1) and (2) above. Julie Yim G. Moy is the spouse of Mr. Huie, our Chief Executive Officer.

(4)

No shareholder owns any options, warrants, securities convertible into shares of common stock or the right to acquire our securities within 60 days from the date of this Information Statement.

(5)

These trusts were established by Mr. Huie for the benefit of his family. None of these trusts are "voting trusts" which were established for the purpose of cumulating votes or other similar purposes.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC.  This information can be inspected and copied at the Public Reference Room at the SEC’s office at 100 F Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Such information may also be accessed electronically by means of the SEC’s home page on the internet at http://www.sec.gov.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS INFORMATION STATEMENT. THIS INFORMATION STATEMENT IS DATED ____________, 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

As a matter of regulatory compliance, we are furnishing you this Information Statement which describes the purpose and effect of the Asset Sale. Your consent to the Asset Sale is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Exchange Act.

By Order of the Board of Directors of:
Dated: ___________, 2010.
CHINA RENEWABLE ENERGY HOLDINGS, INC.

	By:	/s/ Allen Huie
Name: Allen Huie
Title: Chairman of the Board of Directors
and Chief Executive Officer

EXHIBIT A

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into December 16, 2009 by and among CHINA RENEWABLE ENERGY HOLDINGS, INC., a Florida corporation (“CREH”) and TRIPLE ACE CO., LTD, a British Virgin Islands corporation (“Triple Ace”).

RECITALS:

A.

CREH owns all of the issued and outstanding capital stock of China Clean & Renewable Energy Limited, a corporation formed under the laws of Hong Kong (“CCRE”) (the “CCRE Shares”) which CCRE Shares consists of substantially all of the assets of CREH.

B.

CCRE and its wholly-owned subsidiaries Renewable Energy Enterprises (Shanghai) Company, Ltd., a company formed under the laws of the Peoples Republic of China (“REESC”), and EEP Ltd., a company formed under the laws of Hong Kong (“EEP” and collectively with REESC, the “CCRE Subsidiaries”) have received a Valuation Report dated December 2, 2009 from Chan Man Fai, Certified Public Accountant, which estimated the value of CCRE as of December 2, 2009 to be negative ($75,300) based in part on the value of the assets of CCRE and the CCRE Subsidiaries compared to the liabilities and obligation, past, current, contingent or otherwise of CCRE and the CCRE Subsidiaries, which include but are not limited to (i) US$96,772 due and owing to Triple Ace,  (ii) US$51,612 and US$102,544 due and owing to Allen Huie, and (iii) the outstanding contingent liability of US$800,000 to satisfy the registered capital requirement for REESC.

C.

Triple Ace desires to acquire the CCRE Shares from CREH (“Acquisition”) in exchange for$10,000 (the “Consideration’).

D.

CREH desires to sell the CCRE Shares for the Consideration upon the terms and conditions set forth herein.

E.

The board of directors of CREH has established a special committee with an independent director (the “Independent Committee”) to, among other things, consider and evaluate the fairness to CREH and its stockholders of the Acquisition and to report its recommendation concerning the Acquisition to the full board of directors of CREH.

F.

The board of directors of CREH and the Independent Committee have received the written opinion of Chan Man Fai, Certified Public Accountant, that the Consideration to be paid in the Acquisition is fair, from a financial point of view, and the Independent Committee has unanimously recommended that the board of directors of CREH to approve and authorize this Agreement and the transactions contemplated hereby and the board of directors of CREH has unanimously approved this Agreement and the Acquisition and has deemed the Acquisition to be advisable and fair to, and in the best interests of CREH and its stockholders.

G.

It is the intention of the parties hereto that: (i) Triple Ace shall acquire the CCRE Shares solely for the Consideration (the “Exchange”); and (ii) the Exchange shall qualify as a transaction exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”).,.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

Section 1.  Purchase of Shares and Other Transactions

1.1

Purchase of Shares.  On the Closing (as hereinafter defined), CREH shall tender the CCRE Shares to Triple Ace and Triple Ace shall purchase the CCRE Shares in exchange for the Consideration of $10,000 in cash by wire transfer of immediately available funds to the account specified in writing by CREH or a certified bank check..

1.2

Delivery of CCRE Shares.  On the Closing date, CREH will deliver to Triple Ace the certificates representing the CCRE Shares, duly endorsed for transfer (or with executed stock powers) so as to convey good and marketable title to the CCRE Shares to Triple Ace.

Section 2.  Representations and Warranties of Triple Ace

Triple Ace represents and warrants to CREH as follows:

2.1

Organization and Good Standing.  Triple Ace is a corporation duly organized, validly existing and in good standing under the laws of  British Virgin Islands, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  Triple Ace is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

2.2

Authorization; Enforceability; No Breach.  Triple Ace has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder.  This Agreement constitutes the valid and binding obligation of Triple Ace enforceable against Triple Ace in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.  The execution, delivery and performance of this Agreement by Triple Ace and the consummation of the transactions contemplated hereby will not:

(a)

violate any provision of the Charter or By-Laws of Triple Ace;

(b)

violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Triple Ace is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Triple Ace, or upon the properties or business of Triple Ace; or

(d)

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a Material Adverse Effect on the business or operations of Triple Ace.

2.3

Information on Triple Ace.  Triple Ace is an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act, or is otherwise experienced in investments and business matters, has made investments of a speculative nature and has such knowledge and experience in financial, tax and other business matters as to enable him to evaluate the merits and risks of, and to make an informed investment decision with respect to, this Agreement. Triple Ace understands that its acquisition of the CCRE Shares is a speculative investment, and Triple Ace represents that it is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof.

2.4

Investment Intent.  Triple Ace understand that the CCRE Shares have not been registered under the Securities Act, and may not be sold, assigned, pledged, transferred or otherwise disposed of unless the CCRE Shares are registered under the Securities Act or an exemption from registration is available.  Triple Ace represents and warrants that it is acquiring the CCRE Shares for its own account, for investment, and not with a view to the sale or distribution of the CCRE Shares except in compliance with the Securities Act.  Each certificate representing the CCRE Shares will have the following or substantially similar legend thereon:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws.  The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Securities Act unless, in the opinion of counsel satisfactory to the Company, registration is not required under the Securities Act or any applicable state securities laws.”

2.5

Risk Factors. Triple Ace understands that an investment in CCRE involves a high degree of risk; that there is no existing public trading market for the CCRE Common Stock and there can be no assurance that a public market will ever be established, and; that an investment in the CCRE Shares is considered illiquid, and Triple Ace has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and Triple Ace can provide for current needs and possible personal contingencies.

2.6

Compliance with Laws.  Triple Ace has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of Triple Ace.

2.7

Consents and Approvals.  No filing with, and no permit, authorization, consent or approval of any public body or authority or any third party is necessary for the consummation by Triple Ace of the transactions contemplated by this Agreement.

2.8

Litigation.  There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Triple Ace or any of Triple Ace's properties or rights which (a) could reasonably be expected to have a material adverse effect on Triple Ace taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement.

2.9

Due Diligence.  Triple Ace acknowledges that, except as set forth in Section 3, CREH and CCRE are making no representations with respect to the transactions contemplated by this Agreement.  Triple Ace and its advisers have had full access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of CREH and CCRE and receive answers thereto, as Triple Ace has deemed necessary in connection with Triple Ace's decision to purchase the CCRE Shares.

2.10

Full Disclosure.  No representation or warranty by Triple Ace in this Agreement or in any document or schedule to be delivered by him pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Triple Ace pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material information.

Section 3.  Representations and Warranties of CREH

CREH and CCRE, to the best of each of its knowledge, hereby represent and warrant to Triple Ace as follows, with any exceptions thereto being denoted on the applicable schedule to this Agreement:

3.1

Organization and Good Standing.  CREH is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  CREH is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.    CREH is the record and beneficial owner of 100% of the issued and outstanding shares of CCRE, which shares are owned free and clear of all rights, claims, liens and encumbrances, except as to the additional US$800,000 capital requirement, and have not been sold, pledged, assigned or otherwise transferred. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating CREH to sell or transfer to any third person any of the shares of CCRE owned by CREH, or any interest therein

CCRE is a corporation, duly organized, validly existing and in good standing under the laws of Hong Kong, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  CCRE is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification

3.2

Authorization; Enforceability; No Breach.  CREH has the corporate right, power and authority to enter into and to perform and consummate its obligations under this Agreement. The  board of directors of CREH, based on the recommendation of the Independent Committee (at a meeting duly called and held or acting by unanimous written consent), as of the date of this Agreement has: (a) determined that the Acquisition is advisable and fair to, and in the best interests of, CREH and its stockholders; (b) authorized,  approved and adopted the execution, delivery and performance of this Agreement by CREH and approved the Acquisition; and (c) recommended the approval of this Agreement by the holders of CREH Common Stock.  The affirmative vote of the holders of a majority of the voting power of the shares of CREH Common Stock outstanding on the record date has been or will be received prior to Closing. This Agreement constitutes the valid and binding obligation of CREH enforceable against CREH in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.  The execution, delivery and performance of this Agreement by CREH and the consummation of the transactions contemplated hereby will not:

(a)

violate any provision of the Charter or By-Laws of CREH;

(b)

violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which CREH is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, CREH, or upon the properties or business of CREH; or

(d)

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a Material Adverse Effect (as hereinafter defined) on the business or operations of CREH.

3.3

Compliance with Laws.  CREH and CCRE have each complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of CREH or CCRE.

3.4

Consents and Approvals.  No filing with, and no permit, authorization, consent, or approval of, any public body or authority or any third party is necessary for the consummation by CREH of the transactions contemplated by this Agreement.

3.5

Litigation.  There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving CREH or any of CREH's properties or rights, or CCRE or any of CCRE’s properties or rights which (a) could reasonably be expected to have a material adverse effect on CREH or CCRE taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement (collectively, a “Material Adverse Effect”).

3.6

Brokers or Finders.  No broker’s or finder’s fee will be payable by CREH in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by CREH.

3.7

Real Estate; Leasehold. Except as contained in the CREH SEC Documents (as defined herein), neither CCRE or the CRRE Subsidiaries own any real property. Except as would not be material to CCRE and the CCRE Subsidiaries as a whole, the CREH SEC Documents sets forth an accurate and complete list of each lease pursuant to which any real property is being leased to CCRE or the CCRE Subsidiaries.

3.8

Financial Statements.

(a)

Except as disclosed in CREH SEC Documents  or on Schedule to Section 3.8 of the CREH Disclosure Schedule, as of the time it was filed with or furnished to the SEC: (i) each registration statement, proxy statement, report, schedule, form, certification and other document filed by CREH with, or furnished by CREH with or to, the SEC since November 19, 2007, including all amendments thereto (collectively, the “CREH SEC Documents”), complied as to form, in all material respects with the applicable requirements of the Securities Act of 1933 (“Securities Act”) or the Exchange Act of 1934 (“Exchange Act”) (as the case may be); and (ii) none of CREH SEC Documents contained any untrue statement of a material fact or omitted or to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except to the extent corrected on or prior to the date of this Agreement that were amended or superseded on or prior to the date of this Agreement, by the filing or furnishing of the applicable amending or superseding CREH SEC Document. All statements, reports, schedules, forms, certifications and other documents required to have been filed by CREH with or to the SEC since November 19, 2007 have been so filed.

(b)

The financial statements (including any related notes) contained or incorporated by reference in the CREH SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments), and (iii) fairly presented in all material respects the consolidated financial position of CREH and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of CREH and its Subsidiaries for the periods covered thereby.

(c)

Except for those liabilities that are reflected or reserved on the CREH Unaudited Balance Sheet (as defined in Section 2.5 of this Agreement) (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2007, neither CREH nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued or contingent and whether due or to become due) that has had or is reasonably likely to have, either individually or in the aggregate, a CREH Material Adverse Effect.

3.9

Absence of Changes; No Undisclosed Liabilities.  Except as disclosed in the CREH SEC Documents or as set forth on Schedule 3.9, since November 19, 2007, neither CREH nor CCRE have incurred any liability material to CREH or CCRE on a consolidated basis, except in the ordinary course of its business, consistent with past practices; suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of CREH or CCRE which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by CREH to Triple Ace pursuant hereto); or subsequent to the date hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.  Neither CREH nor CCRE have any liability (and CREH is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability which individually or is in the aggregate are reasonably likely to have a Material Adverse Effect on CREH or CCRE) except for liabilities set forth in the CREH SEC Documents.

3.10

Title to Assets. CREH and CCRE own, and has good and valid title to, all material assets purported to be owned by it, including all material assets reflected on the balance sheet of CREH as of September 30, 2009 contained in the CREH SEC Documents (the “CREH Unaudited Balance Sheet”) (except for assets sold or otherwise disposed of since the date of CREH Unaudited Balance Sheet). Except as would not be material to CREH, CCRE and the CCRE Subsidiaries as a whole, all of said assets are owned by CREH, CCRE or the CCRE Subsidiaries free and clear of any Encumbrances, except for liens set forth on Schedule 3.10 of the CREH Disclosure Schedule. CREH, CCRE and or the CCRE Subsidiaries are the lessees of, and hold valid leasehold interests in, all material assets purported to have been leased by them, including all material assets reflected as leased on the CREH Unaudited Balance Sheet. Except as would not be material to CREH or CCRE as a whole, the assets owned or leased by CREH or CCRE constitute all the assets used in the business of CREH and CCRE (including all books, records, computers and computer programs and data processing systems) and are in good condition (subject to normal wear and tear and immaterial impairments of value and damage.)

3.11

Capitalization of CCRE.  The authorized capital stock of CCRE consists of 1,000,000 shares of common stock of which 1,000,000 shares are presently issued and outstanding and owned by CREH.  CCRE has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of CCRE.  All of the CCRE Shares are duly authorized and validly issued, fully paid and non-assessable.

3.12

Contracts.  A copy of each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements, or understandings, whether written or oral, to which CCRE is a party that relates to or affects the assets or operations of CREH or CCRE or to which CREH’s or CCRE’s assets or operations may be bound or subject (collectively, the “Contracts”), has been provided to Triple Ace.  Each of the Contracts is a valid and binding obligation of CCRE and in full force and effect, except for where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement a material contract shall be any contract or agreement involving consideration in excess of $10,000.  There are no existing defaults by CCRE thereunder or, to the knowledge of CREH, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

3.13

Taxes.  All required tax returns or federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by CREH and CCRE for all years for which such returns are due unless an extension for filing any such return has been properly prepared and filed.  Any and all federal, state, county, municipal, local, foreign and other taxes, assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for.  Neither CREH nor CCRE have been audited by any local, state or federal tax authority.

3.14

(a) Except to the extent that any inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), in the aggregate, would not reasonably be expected to have a Material Adverse Effect on CREH or CCRE: (i) CREH and CCRE each own, or is licensed or otherwise has the legally enforceable right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted; (ii) no claims are pending or, to the knowledge of CREH, threatened that CREH or CCRE is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by, and/or licensed to CREH or CCRE or any of its subsidiaries; (iii) as of the date of this Agreement, to the knowledge of CREH, no person is infringing on or otherwise violating any right of CREH or CCRE with respect to any Intellectual Property owned by and/or licensed to CREH or CCRE; and (iv) as of the date of this Agreement, neither CREH nor CCRE have received any notice of any claim challenging the ownership or validity of any Intellectual Property owned by CREH or CCRE or challenging CREH’s or CCRE’s license or legally enforceable right to use any Intellectual Property licensed by it.

(b)

For purposes of this Agreement, “Intellectual Property” means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable, or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works of authorship, whether copyrighted, copyrightable, or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and computer programs and software (including source code, object code, and data); licenses, immunities, covenants not to sue, and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

3.15

Labor and Employment Matters.  (a) CREH and CCRE each are and have been in compliance in all respects with all applicable laws respecting employment and employment practices, terms, and conditions of employment and wages and hours, including, such laws respecting employment discrimination, equal opportunity, affirmative action, worker’s compensation, occupational safety, and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice; (b) no investigation or review by or before any governmental entity concerning any violations of any such applicable laws is pending nor, to the knowledge of CREH is any such investigation threatened or has any such investigation occurred during the last three years, and no governmental entity has provided any notice to CREH or CCRE or otherwise asserted an intention to conduct any such investigation; (c) there is no labor strike, dispute, slowdown, or stoppage actually pending or threatened against CREH; (d) no union representation question or union organizational activity exists respecting the employees of CREH or CCRE; (e) no collective bargaining agreement exists which is binding on CREH or CCRE; (f) CREH and CCRE have experienced no work stoppage or other labor difficulty; and (g) in the event of termination of the employment of any of the current officers, directors, employees, or agents of CREH or CCRE, neither CREH nor CCRE shall, pursuant to any agreement or by reason of anything done prior to the closing by CREH or CCRE be liable to any of said officers, directors, employees, or agents for so-called “severance pay” or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits, except to the extent that any matter in Items (a), (b), (f) and (g) could reasonably be expected individually or in the aggregate to have a Material Adverse Effect on CREH or CCRE.

3.16

Employee Benefit Plans.  Neither CREH nor CCRE are a party to any written or formal employee benefit plan (including, without limitation, any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) policy or agreement that is maintained (all of the foregoing, the “Benefit Plans”), or is or was contributed to by CREH or CCRE or pursuant to which CREH or CCRE or any trade or business, whether or not incorporated (an “ERISA Affiliate”), which together with CREH or CCRE would be deemed a “single employer” within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is still potentially liable for payments, benefits, or claims.

3.17

State Anti-Takeover Statutes.  The CREH Board of Directors has approved this Agreement and the transactions contemplated hereby and thereby such approval constitutes approval of the Agreement and other transactions contemplated hereby and thereby by the CREH Board of Directors as required under Florida law.  To the knowledge of CREH, no state anti-takeover statute is applicable to the Acquisition.

3.18

Absence of Certain Business Practices.  Neither CREH or CCRE nor any director, officer, employer, or agent of the foregoing, nor any person acting on their behalf, directly or indirectly has to CREH’s knowledge given or agree to give any gift or similar benefit to any customer, supplier, governmental employee or other person which (a) might subject CREH tor CCRE o any damage or penalty in any civil, criminal, or governmental litigation or proceeding, (b) if not given in the past, might have had a Material Adverse Effect on CREH or CCRE, or (c) if not continued in the future, might have a Material Adverse Effect on CREH or CCRE or which might subject CREH or CCRE to suit or penalty in any private or governmental litigation or proceeding.

3.19

Internal Accounting Controls.  CREH and CCRE each maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.20

Fairness Opinion. Prior to the execution of this Agreement, CREH received an opinion from Chan Man Fai, Certified Public Accountant, financial advisor to CREH, to the effect that, as of December 4, 2009 and based upon and subject to the matters set forth therein, the Consideration is fair, from a financial point of view.

3.21

Full Disclosure.  No representation or warranty by CREH in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Triple Ace pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of CREH and CCRE.

Section 4.  Covenants

4.1

Examinations and Investigations.  Prior to the Closing, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation and verification of the assets, properties, business and operations, books, records and financial condition of the other, including communications with suppliers, vendors and customers, as they each may reasonably require.  No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.  Consummation of this Agreement shall be subject to the fulfillment of due diligence procedures to the reasonable satisfaction of each of the parties hereto and their respective counsel.

4.2

Expenses.  Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

4.3

Further Assurances.  The parties shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such party shall use its best efforts to fulfill or obtain in the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

4.4

Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith; provided, however, such obligation shall not apply to information which:

(a)

at the time of disclosure was public knowledge;

(b)

after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(c)

the receiving party had within its possession at the time of disclosure.

4.5

Stock Certificates and Consideration.  At the Closing, CREH shall have delivered the certificate representing the CCRE Shares duly endorsed (or with executed stock powers) so as to make Triple Ace the sole owner thereof.

4.6

Management of CCRE.  As a result of the Acquisition, no changes shall be made to the management of CCRE.

4.7

Dissenter’s Rights. Upon the filing of the definitive Schedule 14C Information Statement with the Securities and Exchange Commission in connection with this Agreement, CREH shall deliver to each of CREH’s shareholders, other than the majority shareholders who approved this Agreement by written consent and entitled to notice of and to vote at a shareholders meeting (i) a copy of the Schedule 14C filed in connection with this Agreement which includes a copy of this Agreement and the Schedules and Exhibits thereto and (ii) a copy of the dissenter’s rights statute of the State of Florida in a manner that complies with the corporate laws of the State of Florida. CREH hereby covenants and agrees that it is solely responsible for the payment of any amounts due by reason of the exercise of dissenter’s rights by any of its shareholders.

Section 5.  The Closing

The closing (the “Closing”) shall take place on the earlier of (1) the twentieth calendar day following the filing by CREH of the definitive Schedule 14C Information Statement with the Securities and Exchange Commission filed in connection with this Agreement, or (2) at such time as CREH has complied with the corporate laws of the State of Florida as it relates to the dissenters rights statutes, or at such other time and place as is mutually agreed upon by Triple Ace and CREH, following satisfaction or waiver of all conditions precedent to Closing.  At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate and customary in transactions of this sort in order to consummate the transactions contemplated hereby, including evidence of due authorization of the Agreement and the transactions contemplated hereby.

Section 6.  Conditions Precedent to Closing

6.1

Conditions Precedent to the Obligation of CREH to sell the CCRE Shares.  The obligation of CREH to sell the CCRE Shares to Triple Ace and to otherwise consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below.  These conditions are for CREH's sole benefit and may be waived by CREH at any time in its sole discretion.

(a)

Accuracy of Triple Ace’s Representations and Warranties.  The representations and warranties of Triple Ace will be true and correct in all material respects as of the date when made and as of the Closing, as though made at that time.

(b)

Performance by Triple Ace.  Triple Ace shall have performed all agreements and satisfied all conditions required to be performed or satisfied by it at or prior to the Closing.

(c)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)

No Material Adverse Changes.  Triple Ace shall have suffered no Material Adverse Effect.

(e)

Shareholder Approval. The holders of at least a majority of the outstanding shares of CREH entitled to vote at a shareholders meeting shall have affirmatively voted their shares in favor of consummation of the transactions contemplated hereby

(f)

Dissenters Rights. Upon the filing of the definitive Schedule 14C Information Statement with the Securities and Exchange Commission in connection with this Agreement, CREH shall deliver to each of CREH’s shareholders, other than the majority shareholders who approved this Agreement by written consent and entitled to notice of and to vote at a shareholders meeting (i) a copy of the Schedule 14C filed in connection with this Agreement which includes a copy of this Agreement and the Schedules and Exhibits thereto and (ii) a copy of the dissenter’s rights statute of the State of Florida in a manner that complies with the corporate laws of the State of Florida. No more than 10% of the shares entitled to vote at a shareholders meeting of CREH shall have exercised dissenter’s rights.

(g)

Filings with the SEC. CREH shall have filed all reports and documents required pursuant to the Securities Exchange Act of 1934, as amended including a definitive Schedule 14C Information Statement with the Securities and Exchange Commission in connection with this Agreement and the approval by the holders of a majority of the issued and outstanding voting capital stock of CREH.

(h)

Miscellaneous.  Triple Ace shall have delivered to CREH such other documents relating to the transactions contemplated by this Agreement as CREH may reasonably request.

6.2

Conditions Precedent to the Obligation of Triple Ace to Purchase the CCRE Shares.  The obligation of Triple Ace to purchase the CCRE Shares and to otherwise consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below.  These conditions are for Triple Ace’ sole benefit and may be waived by Triple Ace at any time in its sole discretion.

(a)

Accuracy of CREH’s Representations and Warranties.  The representations and warranties of CREH and CCRE will be true and correct in all material respects as of the date when made and as of the Closing, as though made at that time.

(b)

Performance by CREH.  CREH and CCRE shall have performed all agreements and satisfied all conditions required to be performed or satisfied by them at or prior to the Closing.

(c)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)

No Material Adverse Changes.  CCRE shall have suffered no Material Adverse Effect.

(e)

Shareholder Approval. The holders of at least a majority of the outstanding shares of CREH entitled to vote at a shareholders meeting shall have affirmatively voted their shares in favor of consummation of the transactions contemplated hereby.

(f)

Filings with the SEC. CREH shall have filed all reports and documents required pursuant to the Securities Exchange Act of 1934, as amended including a definitive Schedule 14C Information Statement with the Securities and Exchange Commission in connection with this Agreement and the approval by the holders of a majority of the issued and outstanding voting capital stock of CREH

(g)

Miscellaneous.  CREH shall have delivered to the Triple Ace such other documents relating to the transactions contemplated by this Agreement as Triple Ace may reasonably request.

Section 7.  Survival of Representations and Warranties of Triple Ace

Notwithstanding any right of Triple Ace fully to investigate the affairs of CCRE, Triple Ace shall have the right to rely fully upon the representations, warranties, covenants and agreements of CREH and CCRE contained in this Agreement or in any document delivered by CREH or CCRE or any of its representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for 12 months following the Closing.

Section 8.  Survival of Representations and Warranties of CREH and The Shareholders

Notwithstanding any right of CREH fully to investigate the affairs of Triple Ace, CREH has the right to rely fully upon the representations, warranties, covenants and agreements of Triple Ace contained in this Agreement or in any document delivered to CREH by Triple Ace or any of his representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for 12 months following the Closing.

Section 9.  Indemnification

9.1

Obligation of Triple Ace to Indemnify.  Triple Ace hereby agrees to indemnify, defend and hold harmless CREH and CCRE, to the extent provided for herein, from and against any losses,

liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) (a “Loss”) based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Triple Ace contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

9.2

Obligation of CREH to Indemnify.  CREH agrees to indemnify, defend and hold harmless Triple Ace to the extent provided for herein from and against any Loss based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

Section 10.  Miscellaneous

10.1

Waivers.  The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute a waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

10.2

Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

10.3

Assignment.  This Agreement is not assignable except by operation of law.

10.4

Notices.  Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

CREH:

Room 286, 2/F, Shui On Centre

6-8 Harbour Road

Wanchai, Hong Kong

With a copy to:

Roxanne K. Beilly, Esq.

Schneider Weinberger & Beilly LLP

2200 Corporate Boulevard, N.W., Suite 210

Boca Raton, Florida 33431

Triple Ace:

Tropic Isle Building

P.O. Box 438, Road Town

Tortola, British Virgin Islands

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address as may be furnished in writing to the addressor.

10.5

Governing Law; Venue.  This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Palm Beach, State of Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement in that jurisdiction or the validity or enforceability of any provision of this agreement in any other jurisdiction.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

10.6

Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

10.7

Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the Exchange and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

10.8

Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

10.9

Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

10.10

Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

CHINA RENEWABLE ENERGY HOLDINGS, INC.

By:

Allen Huie, President

TRIPLE ACE CO., LTD.

By:

Print Name:

Title:

EXHIBIT B

FLORIDA STATUTES

SECTIONS 607.1301 THROUGH 607.1333

607.1301  APPRAISAL RIGHTS; DEFINITIONS.

The following definitions apply to ss. 607.1302-607.1333:

(1)  "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2)  "Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

(3)  "Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4)  "Fair value" means the value of the corporation's shares determined:

(a)  Immediately before the effectuation of the corporate action to which the shareholder objects.

(b)  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(c)  For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.

(5)  "Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6)  "Preferred shares" means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7)  "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8)  "Senior executive" means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9)  "Shareholder" means both a record shareholder and a beneficial shareholder.

607.1302  RIGHT OF SHAREHOLDERS TO APPRAISAL.

(1)  A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

(a)  Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;

(b)  Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c)  Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d)  An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(e)  Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(f)  With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1.  Altering or abolishing any preemptive rights attached to any of his or her shares;

2.  Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3.  Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4.  Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5.  Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

6.  Reducing the stated dividend preference of any of the shareholder's preferred shares; or

7.  Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation.

(2)  Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a)  Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1.  Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2.  Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b)  The applicability of paragraph (a) shall be determined as of:

1.  The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2.  If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c)  Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d)  Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1.  Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a.  Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b.  Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2.  Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a.  Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b.  Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c.  In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e)  For the purposes of paragraph (d) only, the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3)  Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4)  A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a)  Was not effectuated in accordance with the applicable provisions of this section or the corporation's articles of incorporation, bylaws, or board of directors' resolution authorizing the corporate action; or

(b)  Was procured as a result of fraud or material misrepresentation.

607.1303  ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL OWNERS.

(1)  A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

(2)  A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a)  Submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b)  Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

607.1320  NOTICE OF APPRAISAL RIGHTS.

(1)  If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2)  In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3)  If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders' meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

607.1321  NOTICE OF INTENT TO DEMAND PAYMENT.

(1)  If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a)  Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder's intent to demand payment if the proposed action is effectuated.

(b)  Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2)  A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

607.1322  APPRAISAL NOTICE AND FORM.

(1)  If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2)  The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a)  Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1.  The shareholder's name and address.

2.  The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3.  That the shareholder did not vote for the transaction.

4.  Whether the shareholder accepts the corporation's offer as stated in subparagraph (b)4.

5.  If the offer is not accepted, the shareholder's estimated fair value of the shares and a demand for payment of the shareholder's estimated value plus interest.

(b)  State:

1.  Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2.  A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3.  The corporation's estimate of the fair value of the shares.

4.  An offer to each shareholder who is entitled to appraisal rights to pay the corporation's estimate of fair value set forth in subparagraph 3.

5.  That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6.  The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c)  Be accompanied by:

1.  Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation's appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2.  A copy of ss. 607.1301-607.1333.

607.1323  PERFECTION OF RIGHTS; RIGHT TO WITHDRAW.

(1)  A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2)  A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

(3)  A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

607.1324  SHAREHOLDER'S ACCEPTANCE OF CORPORATION'S OFFER.

(1)  If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation's estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation's receipt of the form from the shareholder.

(2)  Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

607.1326  PROCEDURE IF SHAREHOLDER IS DISSATISFIED WITH OFFER.

(1)  A shareholder who is dissatisfied with the corporation's offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2)  A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

607.1330  COURT ACTION.

(1)  If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2)  The proceeding shall be commenced in the appropriate court of the county in which the corporation's principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3)  All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4)  The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5)  Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder's shares, plus interest, as found by the court.

(6)  The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

607.1331  COURT COSTS AND COUNSEL FEES.

(1)  The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2)  The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)  Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b)  Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3)  If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4)  To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

607.1332  DISPOSITION OF ACQUIRED SHARES.

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

607.1333  LIMITATION ON CORPORATE PAYMENT.

(1)  No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder's option:

(a)  Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b)  Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2)  The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

EXHIBIT C

APPRAISAL NOTICE

Pursuant to sections 607.1320 and 607.1322 of the Florida Statutes, the shareholders as of the Record Date of December 16, 2009 are hereby notified of the following, in the event any of them choose to exercise their appraisal rights:

If a shareholder chooses to assert appraisal rights, the enclosed appraisal rights payment demand form attached as Exhibit D to the Information Statement must be completed and sent to China Renewable Energy Holdings, Inc., (“Company”) Room 802, Beautiful Group Tower, 74-77 Connaught Road Central, Hong Kong.  Certificates for shares must be sent to the same address by the deadline set forth below.

1.

The payment demand form and certificates for shares must be received no later than ______[twenty days], 2009.  A shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by such date.

2.

The Company’s estimate of the fair value for each share (prior to the transaction) is $0.04.

3.

The Corporation is offering to pay each shareholder entitled to appraisal right the Company’s estimate of the fair value, as set out above, for the shareholder’s shares conditioned upon the closing of the transaction which is conditioned upon that no more than 10% of the shares entitled to vote at a shareholders meeting of our Company shall have exercised appraisal/dissenter’s rights.

4.

If requested in writing, the Company will provide the shareholder so requesting, within 10 days after the date specified in paragraph 2 above, the number of shareholders who return the payment demand forms by the specified date and the total number of shares owned by them.

5.

The date by which notice to withdraw under section 607.1323 of the Florida Statutes must be received is _________(sixty days), 2009.

             Enclosed with the Information Statement of which this Appraisal Notice is a part are the following:

A.   A copy of sections 607.1301-607.1333 of the Florida Statutes as required by section

607.1322(c)(2).

B.   A payment demand form as required by section 607.1322(2)(a).

C.   Financial statements of the Company as required by section 607.1322(c)(1).

__________________________________________

Allen Huie, Chairman of the Board

and Chief Executive Officer

Date: __________, 2009

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EXHIBIT D

PAYMENT DEMAND FORM

Allen Huie

Chief Executive Officer

 Room 802, Beautiful Group Tower,

74-77 Connaught Road Central,

Hong Kong

Re:           Notice of Dissent

Mr. Huie:

The undersigned shareholder of China Renewable Holdings, Inc., hereby makes demand for payment pursuant to appraisal rights provided by the Florida Business Corporate Act as a result of the Stock Purchase Agreement by and between China Renewable Energy Holdings, Inc. (“Company’) and Triple Ace Co., Ltd, a British Virgin Islands corporation (“Triple Ace”) for the purchase and sale of the shares of common stock of the Company’s wholly-owned subsidiary CCRE which consist of substantially all of the assets of the Company, approved on December 16, 2009, and states as provided in Section 607.1322(2)(a) of the Florida Statutes:

1.

The shareholder’s name and address are:

2.

The shareholder asserts appraisal rights with respect to _________________ shares of common stock.

3.

The shareholder did not vote for the transaction.

4.

The shareholder does (   ) does not (   ) [check one] accept the corporation’s offer to purchase the shareholder’s shares at a price of $0.04 per share.

5.

If the offer is not accepted, the shareholder estimates the fair value of the shares to be $ _________ per share, and demands payment at this value per share plus interest.

Dated: ______________________, 2009

Shareholder signature

Print Name of Registered Owner:

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EXHIBIT E

FAIRNESS OPINION

CHAN MAN FAI CERTIFIED PUBLIC ACCOUNTANT ROOM A, 14/F., GAYLORD COMMERCIAL BUILDING, 114-120 LOCKHART ROAD, WANCHAI, HONG KONG	十四樓	嘉洛商業大廈	一一四—一二O號	香港灣仔駱克道	陳文輝執業會計師

A
室

4 December 2009

China Renewable Energy Holdings, Inc. ("CREH")
Attention: Mr. Allen Huie, CEO
Room 286, 2/F, Shui On Centre

6-8 Harbour Road

Wanchai, Hong Kong

Gentlemen:

You have requested that Chan Man Fai, Certified Public Accountant ("MC&Co") provides you with its opinion as to the fairness, from a financial point of view, of the consideration to be paid by Triple Ace Co., Ltd (“Triple Ace”) for CREH’s complete shareholding of China Clean and Renewable Energy Limited (“CCRE”) pursuant to the tentative Stock Purchase Agreement of 9 November 2009 between CREH and Triple Ace (“the Agreement”), followed by Mr. Allen Huie’s email, dated 30 November 2009, with respect to the revised terms of the purchase of the CCRE shares offered by Triple Ace.  CCRE has been engaged in the business of sales and distribution of energy efficient products in China ("the Business".)

Under the terms of the Agreement, Triple Ace would acquire all the CCRE Shares from CREH (“the Acquisition”) in exchange for a cash payment in the sum of Ten Thousand US Dollars (USD10,000), payable by Triple Ace to CREH (“Consideration”).

In arriving at the opinion set forth below, Chan Man Fai performed an independent business valuation (“the Valuation”) on CCRE.  The steps taken by MC&Co to complete the Valuation include:

1.

Reviewed the audited financial statements and the unaudited consolidated financial statements of CCRE for the years ended 31 December 2006, 2007 and 2008.

2.

Reviewed the unaudited consolidated financial statements of CCRE for the nine-month period ended 30 September 2009, accounting and other records as of 9 November 2009.

3.

Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flows and assets of the Business, furnished to us by or on behalf of CCRE.

4.

Conducted discussions with members of the management of CCRE and CREH concerning the business and prospects of the Business.

5.

Compared the results of operations of the Business with that of certain companies which we deemed relevant.

6.

Conducted a financial review of the financial condition of CCRE with respect to its liquidity and capital position as of the Agreement date.

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7.

Compared the financial terms of the Acquisition with the financial terms of certain other mergers and acquisitions which we deemed relevant.

8.

Reviewed the Agreement and ancillary agreements thereto.

9.

Performed such other analyses and reviewed and analyzed such other information as Chan Man Fai deemed appropriate.

The Valuation was concluded on 2 December 2009.  The summary of the analysis and results were documented in the Business Valuation Report (“Valuation Report”), dated 2 December 2009.

In rendering its opinion regarding the fairness of the Consideration, Chan Man Fai did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning CCRE, or the publicly available information regarding other companies.

Chan Man Fai has assumed that all such financial and other information is accurate and complete. Chan Man Fai has further relied on the assurances of CCRE and CREH management that they are not aware of any facts that would make such financial or other information inaccurate, incomplete or misleading.  With respect to forecasts and financial projections of CCRE provided by management, Chan Man Fai has assumed, for the purpose of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of management at the time of their preparation as to the future performance of the Business. Chan Man Fai has further assumed, with your consent, that any material liabilities (contingent or otherwise, known or unknown) of the Business are as set forth in the financial statements.

We have not been engaged to make, nor have we made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Business nor have we been furnished with any such evaluation or appraisals.  Our opinion is based upon regulatory, economic, market and monetary conditions existing on the date hereof.

This opinion has been prepared for your information in connection with the Agreement and shall not be reproduced, summarized, described or referred to or provided to any person or otherwise made public without the prior consent of Chan Man Fai

Based the foregoing and the Valuation Report, we are of the opinion that the Consideration offered by Triple Ace is fair from a financial point of view.

Yours very truly,
Chan Man Fai, Certified Public Accountant

/S/_ Chan Man Fai

Chan Man Fai, CPA, AHKICPA, FCCA

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